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                                                                    Exhibit 23.5
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                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 26, 1996, except for Notes 15 and 16 which are dated February 25, 1997, on our audits of the financial statements of Camelot Barthropp Limited (formerly Speed 6060 Limited) for the year ended December 31, 1995.


/s/ Coopers & Lybrand
Coopers & Lybrand
Chartered Accountants and Registered Auditors
London, United Kingdom
July 28, 1997